Exhibit 99.1

NEWS RELEASE
For Immediate Release

For more information, contact:
Donna Lee
636-728-3189

THERMADYNE HOLDINGS CORPORATION ANNOUNCES
APPOINTMENT OF STEVEN A. SCHUMM AS CHIEF ADMINISTRATION
OFFICER AND CHIEF FINANCIAL OFFICER

ST. LOUIS, MO — August 7, 2006 — Thermadyne Holdings Corporation (THMD.PK) announced today the appointment of Steven A. Schumm, CPA, as its Executive Vice President, Chief Administration Officer and Chief Financial Officer.

“Steve brings more than 30 years of financial experience and executive leadership to the Company,” said Paul D. Melnuk, Chairman and CEO of the Company.  “We have benefited from Steve’s financial and business savvy, organizational support and expertise for the past four months while he led the organization through its challenges relating to its financial closing process and financial reporting compliance. We are very pleased to welcome him to our company and our executive leadership team.”

Mr. Schumm was formerly the Executive Vice President, Chief Financial Officer of LaQuinta Corporation, a NYSE-traded lodging services company recently acquired by Blackstone.  Prior to that, he was with Charter Communications, a NASDAQ-traded telecommunications company, for six years as Executive Vice President, Chief Administration Officer.  Mr. Schumm was also appointed Interim Chief Financial Officer of Charter with the termination of its CFO and the resignation of its COO.  He directed the restatement and re-audit of its financial statements, the resolution with the SEC of various accounting method issues and the resolution with its lenders of certain financial covenant issues.  Previously, he had a highly successful 25-year career with Ernst & Young, LLP, reaching the position of National Director of Industry Tax Services and St. Louis Office Managing Partner.

The Company also announced today that Robert Moore, CPA, has recently joined Thermadyne as Director of Accounting and Doug D’Aquila, CFE, has joined as Director of Internal Audit.

Previously, Mr. Moore was with Charter Communications for five years in the role of Vice President, Controller of Accounting Operations.  He joined Charter Communications after an 18-year career with Mallinckrodt where he held a number of senior financial positions.

Prior to joining Thermadyne, Mr. D’Aquila was Director of Finance for Panavision, Inc. He has 25 years of increasing responsibility in the area of internal auditing, including an extended international assignment.

“Steve and I are working to hire a new Controller and a new Director of Tax and expect to do so soon,” Mr. Melnuk said. “In the meantime, with the combined experience of the current team and the professional service firms that have supplemented our staff for the past five months, we are positioned to execute our business plan and deliver the necessary financial and administrative support to the organization.  Over the longer term, we are confident in Steve’s ability to develop a high performing, effective and efficient organization.”

The Company has engaged the professional service firms of CBIZ, MarketSphere Consulting, MPP&W, PricewaterhouseCoopers, and Protiviti, to assist in upgrading information reporting and accounting controls and processes, as well as to assist the Company in the preparation of its accounting records and income tax reports.

ABOUT THERMADYNE

Thermadyne, headquartered in St. Louis, Missouri, is a leading global marketer of cutting and welding products and accessories under a variety of brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, and Cigweld®.  Its common shares trade under the symbol THMD.PK. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  These risks and factors are set forth in the Company’s most recent Annual Report on Form 10-K, as updated from time to time in the Company’s Securities and Exchange Commission filings.